Exhibit 5.1


                           [INTERPOOL, INC. LOGO]


Kathleen C. Francis
Associate Counsel
e-mail kfrancis@interpool.com

                                                     November 13, 2001


Interpool, Inc.
211 College Road East
Princeton, New Jersey  08540

                    Re: Registration Statement on Form S-8 (the "Registration Statement") for the Interpool, Inc. - Employee Savings Plan.

Ladies and Gentlemen:

                  This opinion is delivered in connection with the Registration Statement on Form S-8 for Interpool, Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933 (the "Act"), for the purpose of registering an additional 1,500,000 shares of common stock of the Company, par value $.001 per share (the "Common Stock"), pursuant to the Interpool, Inc. Employee Savings Plan (the "Plan").

                  In connection with this opinion, I have examined the Registration Statement and related Prospectus, the Registrant's Restated Certificate of Incorpora tion and Amended and Restated By-laws, and such other documents, records, certificates, memoranda and other instruments as I deem necessary as a basis for this opinion. I have assumed the genuineness and authenticity of all documents submit ted to me as originals, the conformity to originals of all documents submitted to me as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. I also have assumed that any future changes to the terms and conditions of the Plan will be duly authorized by the Company and will comply with all applicable laws.

                  Based on the foregoing, I am of the opinion that the 1,500,000 shares of Common Stock to be registered pursuant to the Registration Statement have been duly authorized and, when issued and delivered by the Company in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and non-assessable securities of the Company.

                  I hereby consent to the reference to my name in the Registration Statement and further consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                  The opinion expressed herein is solely for your benefit in connection with the Registration Statement and may not be relied on in any manner or for any purpose of any other person or entity and may not be quoted in whole or in part without my prior written consent.

                                          Very truly yours,


                                          /s/  Kathleen C. Francis
                                          --------------------------
                                          Kathleen C. Francis
                                          Vice President, Associate
                                          Counsel and Assistant Secretary